German American Bancorp



     Schedule of Incentive Stock Option Agreements between the Registrant and its executive officers dated January 9, 1996.


Executive Officer       Number of           Exercise Price
                     Shares Granted            Per Share

George W. Astrike          2,940                 $31.25

Stan Ruhe                    727                 $31.25

Urban Giesler                311                 $31.25

James E. Essany              315                 $31.25

    Total                  4,293



    The above options were granted on the same form of agreement as the agreement with Mr. Astrike filed as Exhibit 10.1 to the Registrant's report on Form 10-Q for the quarterly period ended March 31, 1996.